UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2009
BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 29, 2009, Berkshire Hills Bancorp, Inc. (the “Company”), the parent company of Berkshire Bank, and CNB Financial Corp. (“CNB Financial”), the parent company of Commonwealth National Bank (“Commonwealth”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CNB Financial will merge with and into the Company. Concurrent with the merger, it is expected that Commonwealth will merge with and into Berkshire Bank.
     Under the terms of the Merger Agreement, each outstanding share of CNB Financial common stock will be converted into the right to receive 0.3696 shares of Company common stock. The Company expects to issue approximately 843,874 shares of Company common stock, not including any shares issued as a result of the exercise of CNB Financial stock options which will be exchanged for Company stock options.
     The senior management of the Company will remain the same following the merger. At the closing of the merger, the Company and Berkshire Bank will each expand the size of its board by one member and appoint one member of the CNB Financial board of directors to its board.
     The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of CNB Financial. The merger is currently expected to be completed in the third quarter of 2009.
     Certain of the directors of CNB Financial have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders meeting to be held to vote on the proposed transaction. If the merger is not consummated under certain circumstances, CNB Financial has agreed to pay the Company a termination fee of $970,000.
     The Merger Agreement also contains usual and customary representations and warranties that the Company and CNB Financial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and CNB Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and CNB Financial rather than establishing matters as facts.
     The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.
     The Company will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. CNB Financial shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the Company and CNB Financial and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to CNB Financial shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, Massachusetts 01201, or to CNB Financial Corp., 33 Waldo Street, Worcester, MA 01608. Copies of other documents filed by the Company and CNB Financial with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to the Company at the address provided above.
     CNB Financial and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CNB Financial’s shareholders in connection with the proposed transaction is set forth in CNB Financial’s proxy statement filed with the SEC in connection with CNB Financial’s annual meeting of shareholders held on April 20, 2009. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 2.02.	Results of Operations and Financial Condition
     On April 29, 2009, the Company issued a press release that disclosed its financial results for the quarter ended March 31, 2009. The Company has posted a document with supplemental information in the Investor Relations section of its website at www.berkshirebank.com. A copy of the press release is included as exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 5.02.	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 29, 2009, David B. Farrell was appointed Executive Vice President, Integrated Services of the Company and Berkshire Bank. In connection with his appointment as Executive Vice President, Integrated Services, Mr. Farrell resigned from the Boards of Directors of the Company and Berkshire Bank.

Item 8.01.	Other Events
     On April 29, 2009, the Company announced the appointment of Michael Carroll as Senior Vice President and Commercial Regional Executive of its New York Capital Region. Mr. Carroll will direct all of the Company’s commercial banking activities in the New York Capital Region.
     On April 29, 2009, the Company also announced that it has applied to repurchase the preferred stock issued to the U.S Department of Treasury in the fourth quarter of 2008 under Treasury’s Capital Purchase Program. Such repayment is subject to approval by the Treasury, following consultation by the Company with the Office of Thrift Supervision. The Company anticipates that it will make such repayment with $40 million of cash on hand at the holding company as of March 31, 2009. The Company expects to enter into negotiations with the government for the repurchase of the associated warrants for common shares.

     In addition, on April 29, 2009, the Company announced the declaration of a quarterly dividend of $0.16 per share.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of April 29, 2009 by and between Berkshire Hills Bancorp, Inc. and CNB Financial Corp.

Exhibit 99.1	Press Release dated April 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
Date: April 30, 2009	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer